Exhibit 10.17

MACHINERY AND EQUIPMENT LOAN FUND #25-9-779

LOAN AGREEMENT

THIS LOAN AGREEMENT, MADE this 20th day of December, 2007, effective as of December 31, 2007 (the “Effective Date”) BY AND BETWEEN TENGION, INC., a corporation organized and existing under the laws of Delaware and having an address of 2900 Potshop Lane, Suite 100, East Norriton, Pennsylvania 19403, (the “Borrower”) and THE COMMONWEALTH OF PENNSYLVANIA, acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT, having its principal place of business at Commonwealth Keystone Building, 400 North Street, Fourth Floor, Harrisburg, Pennsylvania 17120 (the “Department”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

DEFINITIONS AND BACKGROUND

Section 1.01. When used herein the following words and phrases shall have the following meanings:

“Act” means Chapter 29 of the Job Enhancement Act, Act of February 12, 2004, No. 12, P.L. 99, codified at 12 P.S. § 2901 et seq.

“Application” means the application for the Loan submitted by the Borrower to the Department, including all attachments and exhibits thereto.

“CERCLA” means The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Collateral” means that certain machinery and equipment the Borrower has purchased or intends to purchase or has upgraded or intends to upgrade for use at the Premises as more fully described at Exhibit “A”, which is incorporated herein by reference and made a part hereof .

“Commitment” means the Department’s letter of June 28, 2006, as amended, setting forth its agreement to make the Loan, and the conditions under which the Loan would be made.

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“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Cost” or “Costs” means the costs of the purchase and installation of the Collateral.

“Due Inquiry” shall mean that the Borrower, consistent with good commercial or customary practice, has caused to be made by a responsible officer or agent of the Borrower appropriate inquiry among those directors, officers, employees, agents, accountants and attorneys for the Borrower who might reasonably be expected to have knowledge of the particular matter and, when such matter includes the condition of the Collateral, the Premises or other facility, has further undertaken appropriate inquiries into the present and past ownership and uses thereof.

“Eligible Activity” means manufacturing, industrial processes, mining, Production Agriculture, information technology, biotechnology, services as a Medical Facility or other industrial or technology sectors as defined by the Department.

“Environmental Laws” shall mean The Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act, The Clean Air Act, the Pennsylvania Hazardous Sites Cleanup Act, the Pennsylvania Solid Waste Management Act, the Pennsylvania Storage Tank and Spill Prevention Act, the Pennsylvania Worker and Community Right to Know Act, the Pennsylvania Clean Streams Law, as amended, or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other applicable law, statute, rule, regulation or ordinance regulating the manufacture, use, possession, discharge or disposal of substances injurious to the natural environment or to human health, whether federal, state or local.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means those occurrences listed in Section 7.01 herein.

“Hazardous Materials”, shall include, without limitation, asbestos (including, without limitation, asbestos in friable form), polychlorinated biphenyls, petroleum products, flammable or explosive materials, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances or related materials, each as defined under or pursuant to any Environmental Law.

“Indemnified Party” means the Department and its employees and agents, including, without limitation, any engineer or environmental consultant retained by the Department.

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“Loan” means a loan in the maximum principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) to be used exclusively by the Borrower to defray a portion of the Cost not to exceed 50%.

“Loan Documents” means this Loan Agreement, the Note, the Security Agreement, the opinions of counsel hereinafter referred to, and all other agreements, instruments and documents to be delivered hereunder.

“Note” means the $1,650,000 promissory note given by the Borrower to the Department, effective as of the Effective Date.

“Participation Percentage” means fifty percent (50%).

“Premises” means a tract of land in East Norriton Township Montgomery County, Pennsylvania.

“Production Agriculture” means the management and use of a normal agricultural operation for the production of a farm commodity.

“Project” means the purchase and installation of new machinery and equipment or the upgrade of existing machinery and equipment that is directly related to the business process.

“Security Documents” means the Security Agreement and financing statements given by the Borrower to the Department which constitutes not less than a first lien upon the Collateral.

Section 1.02. The Borrower has purchased or intends to purchase or has upgraded or intends to upgrade certain machinery and equipment for use at the Premises. The Borrower has filed with the Department the Application and accepted from the Department the Commitment for the Loan, to be used exclusively to defray a portion of the Cost. The Department is willing to make the Loan upon the terms and subject to the conditions hereinafter set forth.

ARTICLE II

THE LOAN

Section 2.01. The Loan. Subject to the conditions set forth herein, the Department agrees to make the Loan to the Borrower, and the Borrower agrees to accept the Loan from the Department, for the purposes set forth in the Application.

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ARTICLE III

THE NOTE AND SECURITY DOCUMENTS

Section 3.01. The Note. The Loan shall be evidenced by the Note, which shall be executed by the Borrower.

Section 3.02. The Security Documents. Payment of the Note and satisfaction of all obligations of the Borrower hereunder and under the Note and any other present or future obligations of the Borrower to the Department shall be secured by a perfected security interest in the Collateral given by the Borrower to the Department under the Security Documents. The Security Documents shall be dated the date of the Note and shall create a perfected first lien upon the Collateral. The Borrower agrees that whatever right, title and interest which it and its successors and assigns may have in and to the Collateral shall be, and the same are hereby expressly made subject and subordinate to the lien of the Security Documents and any other judgment, lien or encumbrance pursuant to the Note, the Security Documents or this Loan Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower makes the following representations and warranties to the Department and the Borrower, which shall survive and continue until the Loan is paid in full and all of the Borrower’s obligations hereunder have been satisfied:

Section 4.01. Organization. The Borrower is a corporation validly existing and in good standing under the laws of Delaware and is qualified to do business in the Commonwealth of Pennsylvania.

Section 4.02. Power and Authority. The Borrower has all necessary power and authority to purchase, own, encumber, and sell its property and to carry on its business as now being conducted, and to carry out the transactions contemplated by the Loan Documents.

Section 4.03. Loan Documents Consistent with Law and Agreements. The execution and delivery of this Agreement and of each of the Loan Documents to be executed and delivered by the Borrower, consummation of the transactions herein contemplated, and compliance with the terms and

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provisions hereof and of the Loan Documents which Borrower has executed and delivered or to which it is otherwise subject do not (i) contravene any provision of law, statute, rule or regulation to which Borrower is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or (ii) conflict with, or result in, a breach of any of the terms, conditions or provisions of the organizational documents of the Borrower, or of any material agreement, indenture or other instrument to which the Borrower is a party or by which it is bound or to which it or its property is subject.

Section 4.04. Due Authorization. The execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance and delivery of each of the Loan Documents to be executed and delivered by the Borrower hereunder have each been duly authorized by all necessary action on the part of the Borrower.

Section 4.05. Execution and Delivery. This Agreement and each of the Loan Documents being executed and delivered by Borrower concurrently herewith have been duly and validly executed and delivered by the Borrower and constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other substantially similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

Section 4.06. Litigation. There is no material litigation or governmental proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower other than that which has been previously disclosed to the Department in writing. If such litigation or proceeding exists or is threatened, it shall be set forth in an exhibit which shall be attached hereto and made a part hereof.

Section 4.07. Taxes. The Borrower has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as such taxes have become due unless the obligation to file such return or pay such tax is the subject of a pending administrative or judicial appeal or proceeding with respect to which the Borrower has posted or caused to be posted a bond or other security satisfactory to the Department in an amount which is at least equal to the sum which is the subject of the appeal or proceeding, together with all interest, costs, and charges relating thereto.

Section 4.08. No Default For Borrowed Money. No default with respect to any agreement pursuant to which the Borrower has borrowed money or guaranteed the obligations of others has occurred and is continuing as of the date hereof nor has any such event occurred which with the passage of time and/or giving of notice would constitute such a default.

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Section 4.09. Financial Statements and Financial Condition. All financial statements of the Borrower (including all related notes) and all supplementary financial information delivered to the Department fairly present what they purport to present as of the dates and for the respective fiscal periods presented, and were prepared in accordance with generally accepted accounting principles consistently applied, except as disclosed in such financial statements. The Borrower has no material liabilities, direct or indirect, fixed or contingent, as of the date of such financial statements which are not reflected therein. There has been no material adverse change in the financial condition of the Borrower from that disclosed in the most recent annual financial statements delivered to the Department prior to the initial approval of the Loan by the Department.

Section 4.10. Employee Benefits. Any employee pension benefit plans and employee welfare benefit plans, collectively referred to as employee benefit plans, within the meaning of ERISA maintained by the Borrower or any subsidiary of the Borrower comply in all material respects with the reporting and disclosure and fiduciary responsibility provisions of Title I of ERISA.

Section 4.11. Environmental Violations. Any transportation, storage, handling or usage of Hazardous Materials by the Borrower, whether on the Premises or otherwise, has been in compliance with all Environmental Laws. Borrower further represents and warrants that, to the best of its knowledge, no spill, release, discharge, or disposal of Hazardous Materials has occurred on the Premises to date, and that the soil and groundwater on the Premises are free of Hazardous Materials.

Section 4.12. Bankruptcy, etc. The Borrower has not within seven (7) years prior to the date hereof filed any voluntary petition for relief under the U.S. Bankruptcy Code.

Section 4.13. Criminal Convictions. Neither the Borrower nor any owner, director, officer or person employed or engaged by the Borrower in a senior management capacity or as a manager or comptroller, has been convicted by any court of any felony or any misdemeanor involving theft, dishonesty, deception, false swearing, or the filing or submission of any false or misleading information to any agency of government.

Section 4.14. No Consent Required. No consent or approval to the execution and performance of this Agreement and the transactions contemplated hereby not already obtained is required to be obtained by the Borrower from any governmental body, authority, agency, court or other person or entity, public or private, other than the Department.

Section 4.15. No Removal of Jobs. The establishment of the Project by the Borrower at the Premises will not cause the removal of any business operation from one area of Pennsylvania to another area of Pennsylvania, nor result in the reduction of the number of employees at any other plant controlled by Borrower presently located in Pennsylvania.

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Section 4.16. Eligible Activity at the Premises. The Borrower engages in an Eligible Activity at the Premises.

ARTICLE V

BORROWING PROCEDURES AND AGREEMENTS

Section 5.01. Conditions Precedent to All Advances. The obligation of the Department to make the initial advance of the proceeds of the Loan to the Borrower and to make each subsequent advance thereof is subject to the satisfaction of the following conditions precedent at the time of each such advance:

(a) The Borrower has satisfied all conditions set forth in the Commitment, the closing requirements transmitted by the Department’s counsel to the Borrower’s counsel following issuance of the Commitment have been satisfied; the Loan Documents shall have been properly executed and, where appropriate, delivered to the Department; and the Security Documents and any other document requested to be filed or recorded by the Department shall have been duly acknowledged and delivered for filing or recording in the appropriate public office.

(b) Each and all of the representations and warranties of the Borrower set forth in Articles IV hereof, and in any of the other Loan Documents, shall be true and correct in all respects, as though separately and independently made on and as of the date of each such advance.

(c) There shall be no event of default under any of the Loan Documents or any event which, with the passage of time or the giving of notice, or both, could constitute an event of default under any of the Loan Documents.

(d) There shall have been no material adverse change in the financial condition of the Borrower from that disclosed in financial statements heretofore delivered to and approved by the Department.

(e) In the event there is any material change in the Project, Department may refuse to make further advances under this Agreement until the matter is resolved to the Department’s reasonable satisfaction, whether or not the Department has declared an Event of Default hereunder or such revocation, rescission, suspension, or material adverse effect would comprise an Event of Default hereunder.

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The Borrower agrees that by making a request for an advance hereunder, the Borrower shall be deemed to be reconfirming to the Department that all representations and warranties of the Borrower set forth in this Agreement and all related instruments, agreements and documents remain true and correct as of the date of each request.

Section 5.02. Deadline for Requesting Disbursements. Unless otherwise agreed to by the Department, the Borrower shall comply with the conditions stated in Section 5.01, and submit a request or requests to the Department for disbursement of one hundred percent (100%) of the Loan by the end of the twenty-fourth full calendar month following the Effective Date. If the Borrower fails to comply with this deadline the Commitment shall be automatically terminated and no further disbursements will be permitted.

ARTICLE VI

BORROWER’S COVENANTS

Until the Loan has been entirely repaid and all of Borrower’s obligations to the Department in connection therewith and herewith have been satisfied, the Borrower hereby covenants that:

Section 6.01. Use of Proceeds. The Borrower shall use the proceeds of the Loan solely for the purpose of defraying a portion of the Cost.

Section 6.02. Preservation of Existence. The Borrower will (a) maintain and preserve its existence as a corporation, limited liability company, limited partnership, general partnership, or Medical Facility, as the case may be, and the right to carry on its Eligible Activity at the Premises, and (b) duly procure and maintain all necessary licenses, franchises, permits and other documents necessary or appropriate in connection therewith and all necessary renewals and extensions thereof.

Section 6.03. Debt Secured by Collateral. Without the prior written consent of the Department, the Borrower shall not take any action to cause or permit any lien or encumbrance to be placed against the Collateral or any interest therein, except such liens and encumbrances as may be expressly permitted by the Security Documents.

Section 6.04. Nondiscrimination/Sexual Harassment. The Borrower and its subsidiaries will not discriminate against or intimidate any employee or any applicant for employment because of gender, race, creed, or color, in any manner, including but not limited to the following activities: employment; upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or

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termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Borrower hereby accepts and agrees to be bound by the nondiscrimination/sexual harassment provisions set forth in Exhibit “B” hereto, and will cause comparable nondiscrimination/sexual harassment provisions to be inserted into all Project contracts.

Section 6.05. Filing and Other Costs. The Department may require the Borrower to pay the costs of filing or recording and any other costs that the Department may incur in connection with closing and administration of the Loan.

Section 6.06. Inspection. The Borrower shall provide proper facilities at all times for inspection of the Project before and after completion thereof by the Department and the Department’s authorized representatives (including, without limitation, any engineer or environmental consultant retained by the Department), and afford full and free access to the Project and Premises to such persons as may from time to time be designated by the Department.

Section 6.07. Operations and Number of Jobs. The Borrower will create, or retain, as the case may be, at the Premises within three years from the date of the Loan closing, no less than the number of jobs specified to be created or retained in the Application.

(a) A breach by the Borrower of this Section 6.07 shall be an Event of Default under this Loan Agreement. The remedies of the Department for an Event of Default arising solely from a breach by the Borrower of this Section 6.07 are governed by Section 7.03 of this Loan Agreement.

(b) The Department Policy For Failure to Meet Job Projections (the “Department Policy”) is incorporated herein by reference and is attached hereto as Exhibit F and the Department may, in compliance with the Department Policy and such other regulations and statements of policy, if any, as are then in effect, raise the rate of interest on the Loan as permitted under the Note.

(c) The Borrower shall be required to meet job projections within the three (3) year period referred to above and shall not be penalized if there is a reduction in the number of jobs once the projections have been achieved even if such reduction occurs within the three (3) year period.

Section 6.08. Certificate re Jobs. The Borrower will annually provide the Department with a certificate executed by an authorized officer setting forth the number of employees, and their respective job classifications (skilled, semi-skilled and unskilled), employed by the Borrower or any subsidiary during the previous year at the Premises, together with such other related information as the Department may request.

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Section 6.09. Employee Benefit Plans. To the extent that the Borrower maintains any employee benefit plans subject to the requirements of ERISA, the Borrower and its subsidiaries shall: (1) fund all of its employee pension benefit plans, to the extent required, in accordance with the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code of 1986 (the “Code”), except where the failure to do so would not have a material adverse effect on the continuing operations of the Borrower; (2) make all payments of contributions to all employee benefit plans within the time periods established in ERISA and the Code, except where the failure to do so would not have a material adverse effect on the continuing operations of the Borrower; (3) furnish the Department, upon its request, with copies of all reports or other statements filed with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation, or any other agencies, whether federal, state, or local, with respect to all employee benefit plans; (4) advise the Department within ten days of the occurrence of any “reportable event” or “prohibited transaction,” within the respective meanings of these terms in ERISA and the Code, with respect to any employee benefit plan to which the Borrower contributes, potentially having a material adverse effect on the continuing operations of the Borrower; (5) promptly advise the Department of any audit or investigation of any employee benefit plans by the Internal Revenue Service or Department of Labor or any other governmental agency or any threatened or proposed action by any such agency affecting the status of, and deductibility of contributions to, any employee benefit plans, potentially having in any such case a material adverse effect on the continuing operations of the Borrower.

Section 6.10. Environmental Compliance. The Borrower shall comply with all Environmental Laws.

Section 6.11. Insurance. The Borrower shall annually submit to the Department evidence of its compliance with the Department’s insurance requirements set forth in the Security Agreement.

Section 6.12. Compliance with Agreements and Laws; Payment of Obligations. The Borrower will act in accordance with all applicable agreements, laws, rules, regulations, orders, judgments, injunctions, decrees, resolutions, permits, franchises, determinations or awards of any administrative or governmental authority or administrative or governmental organization, non-compliance with which could have a material adverse effect on the ability of the Borrower to carry on the operations at the Premises or make payments or perform and observe its other material obligations under any of the Loan Documents. The Borrower will pay and discharge all bills, claims and charges relating to the Project or the Premises, including without limitation claims for taxes and

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claims of laborers, mechanics and materialmen (collectively, “Project Claims”), prior to the time the holder of any Project Claim lawfully may cause any judgment or writ of execution to be filed or lodged against the Premises as a result of such Project Claim.

Section 6.13. Financial Statements. During the term of the Loan, the Borrower will provide the Department with:

(a) financial statements for the Borrower within one hundred twenty (120) days after the close of each fiscal year including balance sheets, statements of income and reconciliations of equity, in accordance with generally accepted accounting principles, reviewed by an independent certified public accountant satisfactory to the Department, provided that if the Borrower is a corporation subject to the reporting requirements of the Exchange Act, the relevant entity’s obligation under this paragraph shall be satisfied by delivery to the Department of the financial statements required to be filed by the Borrower under the Exchange Act in its annual reports;

(b) with reasonable promptness, such other information respecting the business, operations and condition (financial or otherwise) of the Borrower as the Department may from time to time reasonably request, including information relating to the Project; and

(c) with reasonable promptness, after it becomes known to the Borrower, reasonably complete information on material adverse developments which may reasonably be expected to threaten the completion or continued operation of the Project.

The Department will not disclose any confidential information submitted to it by the Borrower pursuant to this Section 6.13 to any third party, except as may be required by applicable law or court order, or to fulfill the requirements of the Act.

Section 6.14. Compliance Certificates. If the Department shall so request, the Borrower will provide the Department with annual Compliance Certificates, executed (in the case of entities other than natural persons) by officers authorized to execute and deliver the same, within 120 days of each fiscal year’s end reciting compliance with representations, warranties and covenants.

Section 6.15. Accuracy of Information Supplied. The Borrower will ensure that all information prepared by the Borrower and supplied to the Department or any third party under the provisions of this Agreement for the purpose of any report or certificate to be furnished to the Department in connection with this Agreement or any of the Loan Documents will at the time it is supplied be true and accurate in all material respects, except that (i) financial statements and other statements expressly effective as of a particular date

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prior to the date when furnished are required only to be true and accurate or (in the case of financial statements) fairly to present what they purport to present, in either case as of the effective date thereof, and (ii) to the extent any such information is based upon or constitutes a forecast, projection or other data which by its nature is uncertain, the Borrower is committed only to act in good faith and utilize due and careful consideration and the best information then known to it in preparing such information. With respect to all information prepared by third parties and supplied by the Borrower to the Department and/or any third party under the provisions hereof for the purpose of any report or certificate to be furnished to the Department in connection with this Agreement or any of the Loan Documents, the Borrower shall deliver a written notice to the Department as soon as possible if it believes that such information is not complete and accurate in all material respects, which written notice shall include the basis for such belief.

Section 6.16. Notice of Defaults. The Borrower will give prompt notice to the Department of the occurrence of any Event of Default under the Loan Documents either on its part, or on the part of the Borrower of which the Borrower becomes aware.

Section 6.17. Further Assurances. The Borrower will make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices and certifications and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, continuation statements or further assurances, and take any and all such other actions, as the Department may reasonably deem necessary or advisable from time to time in connection with the Loan or the Loan Documents to assure or confirm to the Department and perfect all or any part of the security for the Loan and any other obligations of the Borrower.

Section 6.18. Indemnification. The Borrower hereby indemnifies and holds harmless the Indemnified Party from and against any and all claims, damages, losses, liabilities, costs or expenses (including all reasonable fees or expenses resulting from the settlement of any claims or liabilities and reasonable attorneys’ fees) (collectively, “Indemnified Claims”) whatsoever which the Indemnified Party may incur (or which may be claimed against the Indemnified Party by any person or entity whatsoever) by reason of or in connection with (a) the issuance of the Loan, (b) any breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or the Loan Documents, and (c) involvement of the Indemnified Party in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Department’s issuance of the Loan, the Department’s or the Borrower’s entering into this Agreement or any of the Loan Documents or any other event or transaction contemplated by any of the foregoing; provided, however, that (i) the Indemnified Party shall within sixty (60) days of

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becoming aware of (A) its actual or potential liability for any Indemnified Claim or (B) the formal assertion against it in writing of any Indemnified Claim, have notified the Borrower of such Indemnified Claim and tendered to the Borrower the defense of such claim; (ii) that no Indemnified Claim shall be paid or compromised without the consent of the Borrower, which shall not unreasonably be withheld and shall be deemed given if the Borrower does not object, by a notice in writing to the Indemnified Party, to the payment or compromise of such Indemnified Claim within 10 calendar days after the Indemnified Party has given to the Borrower notice of the proposed payment or compromise thereof, and (iii) the Borrower shall not be required to indemnify an Indemnified Party hereunder for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the negligence or willful misconduct of such Indemnified Party.

The liability under this Section 6.18 shall in no way be limited or impaired by (i) any extension of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or any sale or transfer of all or part of the Collateral or the Premises, (iii) the discharge of the Note, (iv) any exculpatory provisions in any of the Loan Documents limiting the Department’s recourse to any other security, (v) the accuracy or inaccuracy of the representations and warranties made by the Borrower; (vi) the release of the Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Department’s voluntary act (other than the execution and delivery by the Department of an instrument of release expressly and specifically referring to Borrower’s indemnification obligations), or otherwise, (vii) the release or substitution in whole or in part of any security for the Note; or (viii) the Department’s failure to file any mortgage or UCC financing statements (or the Department’s improper filing of any thereof) or to otherwise perfect, protect, secure or insure any mortgage, security interest or lien given as security for the Note; and, in any such case, whether with or without notice to the Borrower and with or without consideration.

The indemnity provisions contained in this Section 6.18 hereof shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the property by the Borrower or the Department, and payment of the Loan in full, provided, however, that such indemnity provisions shall at no time accrue to, or be construed to benefit, any other third party entity (other than an Indemnified Party or a successor in interest or assign of the Department) no matter how such other third party entity obtains title or any interest in the Project or Premises.

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The liability covered by the indemnity provision shall include, but not be limited to, losses sustained by an Indemnified Party for (i) amounts owing under the Loan and the Loan Documents, (ii) amounts arising out of personal injury or death claims, (iii) amounts charged to an Indemnified Party for any environmental or Hazardous Materials clean up costs and expenses, liens, or other such charges or impositions, (iv) payment for fees, court costs, environmental tests and design studies, and (v) any other amounts reasonably expended by an Indemnified Party.

Section 6.19 Payment. The Borrower will make all payments required to be made by it to the Department, at such address as the Department may specify from time to time.

Section 6.20. Negative Covenants.

(a) Without the prior written consent of the Department, the Borrower shall not permit, allow or suffer to exist, any lien or encumbrance to be placed against the Collateral or any interest therein or enter into any agreement requiring, contemplating or providing for placement of any such lien or encumbrance, except (i) liens and encumbrances expressly provided for in the Application which the Department has permitted in writing, and (ii) that the terms of this Section 6.19(a) shall not be deemed to prohibit execution of any note or credit instrument not providing for any specific lien against the Premises but permitting confession of judgment against the Borrower subsequent to an event of default thereunder so long as judgment is not confessed thereunder.

(b) The Borrower will not change its name without notice to the Department.

(c) Without the prior written consent of the Department, the Borrower shall not (i) merge, consolidate or divide, whether or not the Borrower is the surviving corporation or other entity, (ii) sell, transfer, assign, lease, mortgage, lien, pledge or otherwise convey or dispose of all or any material part of its assets, except in the ordinary course of business, (iii) effect a reorganization, recapitalization or reclassification of its capital stock or equity securities the effect of which is materially to reduce tangible net assets or shareholders’ equity of the Borrower, or (iv) redeem, purchase or retire any of its member interests, capital stock or equity securities or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, except for the following (A) pro rata among existing security holders the effect of which is not materially to reduce tangible net assets or shareholders’ equity, (B) in connection with the repurchase of shares from former employees in connection with their termination from employment, (C) redemption of shares or Preferred in accordance with Borrower’s certificate of incorporation, or (D) in accordance with Borrower’s 2004 stock incentive plan, or any successor plan thereto or (E) in connection with a bona fide capital financing or refinancing transaction.

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ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. The following shall each constitute an Event of Default hereunder:

(a) Payment Default. The Borrower shall fail to pay when due any amount payable under any of the Loan Documents and such failure shall continue for a period of thirty (30) days;

(b) False Representation. Any representation, warranty or statement made by the Borrower herein or in the Application or in any of the Loan Documents or in any certificate or financial or other statement furnished pursuant to the provisions of any of the Loan Documents or the Application (except for any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished), shall have been false or misleading in any material respect as of the time made or furnished or as of the date hereof, whichever is later; any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished shall have been false or misleading in any material respect as of the effective date thereof;

(c) Borrower Insolvency. The Borrower shall (i) become insolvent, (ii) admit its inability to pay its debts as they come due, (iii) make an assignment to the benefit of its creditors, (iv) be adjudicated bankrupt or insolvent, (v) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (vi) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been discharged within ninety (90) days of the initiation thereof, or (vii) seek to take advantage of any moratorium law either now or hereafter in effect;

(d) Receiver Appointed. A receiver, liquidator or trustee shall be appointed for the Borrower and shall not have been discharged within ninety (90) days;

(e) Covenant Default. The Borrower shall fail to observe or perform any of the terms, covenants, promises and agreements on the Borrower’s part to be observed and performed under this Agreement or under the Note, Security Agreement or any of the other Loan Documents and such failure shall continue for a period of thirty (30) days after written notice thereof shall have been given to Borrower;

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(f) Default Under Other Financing. A default in the due and punctual payment of principal or interest or the due and punctual observance or performance of any covenants or agreements on any loan or debt instrument which results in the acceleration of the maturity date of the loan evidenced by such loan or debt instrument;

(g) Collateral Default. The Collateral is (i) sold, leased, liened or encumbered without the prior written consent of the Department, which consent shall not be unreasonably withheld; (ii) the Collateral is seized or levied upon under any legal or governmental process against the Debtor or against the Collateral; or (iii) the Collateral is lost, stolen, substantially damaged, destroyed, or moved from the Property without the consent of the Department; or

(h) Change in the Project. The Borrower makes substantial changes to or does not complete the Project as described in the Application.

Section 7.02. Remedies Upon an Event of Default. Immediately and without further notice to the Borrower, upon the occurrence of an Event of Default, other than an Event of Default, arising solely from a breach by the Borrower of Section 6.07 “Operations and Number of Jobs” pertaining to job creation or retention, the Department, or any subsequent holder of the Note, may exercise any one or more of the following remedies:

(a) cease making any further disbursements of advances hereunder;

(b) declare the Note and interest accrued thereon and all liabilities of the Borrower thereunder to be immediately due and payable, and the same shall thereupon become and be due and payable;

(c) raise the rate of interest on the Loan as provided in the Note;

(d) bring an action (which may be by confession of judgment to the extent permitted by the particular instrument) against the Borrower under the Note; or

(e) exercise any other remedy available to it under any of the Loan Documents or applicable law, including the Pennsylvania Uniform Commercial Code.

Except as expressly required by the particular Loan Document pursuant to which such remedies are exercised or by applicable law, the Department may exercise any of the foregoing remedies without presentment, demand, protest or notice of any kind to any person (including, without limitation, the Borrower), all of which are hereby expressly and knowingly waived.

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Subject solely to the limitation that the Department is limited to one recovery for the aggregate amounts due and owing under the Loan Documents, the Department’s remedies under the Loan Documents are cumulative and concurrent and may, in the Department’s sole discretion, be exercised, deferred, compromised, settled or discontinued without affecting any other remedy available to the Department under any of the Loan Documents or under applicable law.

Section 7.03. Remedies for Event of Default Arising From Failure to Create or Retain Jobs. Upon the occurrence of an Event of Default arising solely from a breach by the Borrower of Section 6.07 “Number of Jobs” of this Agreement, the Department may, in compliance with such regulations and statements of policy, if any, as are then in effect, raise the rate of interest on the Loan as permitted under the Note.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Obligations Unconditional. The obligations to the Department under this Agreement and each of the Loan Documents shall be absolute and unconditional without defense or set-off by reason of any default by the contractors under the contracts relating to the Project or by the Department under this Agreement, any of the Loan Documents, or under any other agreement between the Borrower and the Department, or for any other reason, including without limitation failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Department to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required under each of the Loan Documents will be paid in full when due without any delay or diminution whatsoever. Payments and additional sums required to be paid to the Department under any of the Loan Documents shall be received by the Department as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums. The provisions of this Section shall not impair the ability of the Borrower or any other persons to bring an independent action against the Department with respect to any cause of action such person may have against the Department.

Section 8.02. Provisions Complementary. The provisions of this Agreement shall be in addition to those of any other Loan

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Document. All of such provisions shall be construed as complementary to each other. Nothing contained herein shall prevent the Department from enforcing any and all of such provisions in accordance with their respective terms.

Section 8.03. Rights and Remedies. The terms of all Loan Documents shall be liberally construed in favor of the Department to effectuate the purposes hereof. No delay or failure on the part of the Department in exercising any right, power or privilege under any of the Loan Documents shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment, waiver, or discontinuance of steps to enforce such a right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Department under any of the Loan Documents are cumulative and concurrent and not exclusive of any rights or remedies which the Department might otherwise have. The Department shall have the right at all times to enforce the provisions of each of the Loan Documents and all related documentation in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Department in refraining from so doing at any time or times. The failure of the Department at any time or times to enforce the Department’s rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of such Loan Documents or any such documentation, or as having in any way or manner modified or waived the same.

Section 8.04. Writing Required. Any permit, consent or approval of any kind or character on the part of the Department under any of the Loan Documents, and any waiver of any provision or condition thereof, must be in writing and executed by the Department and shall be effective only to the extent specifically set forth in such writing.

Section 8.05. Duration of Covenants. All covenants and agreements of the Borrower in any of the Loan Documents, or otherwise made in writing in connection herewith, shall survive and continue until the Loan is entirely paid and all of the obligations of the Borrower hereunder have been entirely satisfied, unless a longer term is expressly provided for, in which event such longer term shall apply.

Section 8.06. Pennsylvania Law to Govern. Each of the Loan Documents shall be deemed to be contracts made under the laws of the Commonwealth of Pennsylvania and, for all purposes, shall be construed in accordance with the laws of such Commonwealth, including its statutes of limitations, but without regard to its rules regarding conflict of laws.

Section 8.07. Counterparts. Each of the Loan Documents may be executed in as many counterparts as may be deemed necessary

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and convenient and each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. All signatures need not appear on the same copy of any Loan Document.

Section 8.08. Department Project Inspections Solely for the Department’s Benefit. It is understood and agreed that the Department, its agents, servants, invitees and employees, may inspect the plans and specifications for the Project and enter the Premises and conduct such tests, surveys, examinations and inspections as it shall, from time to time, deem appropriate. The Borrower hereby acknowledges and agrees (i) that such project inspections are solely for the protection and benefit of the Department, and (ii) that the Department, its agents, servants, invitees and employees carry no responsibility whatsoever for the Project, its quality or the compliance or lack of compliance with the plans and specifications.

Section 8.09. Setoff. The Borrower agrees that the Commonwealth of Pennsylvania may set off the amount of any state tax liability or other debt of the Borrower or its subsidiaries that is owed to the Commonwealth and not being contested on appeal against any payments due the Borrower under this or any other contract with the Commonwealth.

Section 8.10. Contractor Responsibility. Included in and made a part of this Agreement is Exhibit “C”, a clause pertaining to Contractor Responsibility.

Section 8.11. Contractor Integrity. The Borrower represents, warrants and covenants that it currently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its obligations hereunder. Included in and made a part of this Agreement is Exhibit “D”, a clause pertaining to Contractor Integrity.

Section 8.12. Americans with Disabilities Act. Included in and made a part of this Agreement is Exhibit “E”, a clause pertaining to compliance with the Americans with Disabilities Act.

Section 8.13. Successors and Assigns. This Agreement and each of the Loan Documents shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Department and the Borrower. Although the Department has no present intention to convey, pledge or otherwise assign its rights under the Loan Documents, it may nevertheless do so in whole or in part without notice to any person (including, without limitation, the Borrower). The Borrower has no right to assign any of its rights or obligations hereunder or under any of the Loan Documents without the prior written consent of the Department, and any such assignment without the prior written consent of the Department shall be void. The Borrower and the Department intend that no person except Borrower shall have any claim or interest under this Agreement or right of action hereunder.

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Section 8.14. Notices. Notices required hereunder, or any correspondence concerning this Agreement shall be directed to the following addresses and shall be deemed properly given (a) if delivered by hand, (b) if sent by certified mail, return receipt requested, postage prepaid, or by recognized overnight courier service (including, without limitation, Federal Express or United Parcel Service overnight service), charges prepaid; or (c) if sent by facsimile, with a copy sent by first class U.S. Mail, postage prepaid.

To the Department:

Department of Community and Economic Development

Commonwealth Keystone Building

400 North Street, Fourth Floor

Harrisburg, PA 17120

FAX: (717) 772-2890

      Attention: Machinery and Equipment Loan Fund

To Borrower:

Tengion, Inc.

2200 Renaissance Boulevard, Suite 150

King of Prussia, Pennsylvania 19406

Attention: Chief Financial Officer

Notices and communications hereunder shall be deemed sufficiently given when dispatched pursuant to the foregoing provisions. Notices and communications delivered by hand shall be effective upon receipt; notices and communications sent by fax, with a copy by first class U.S. Mail, shall be effective upon dispatch provided they are dispatched between 9:00 a.m. and 5:00 p.m. on a business day; notices and communications sent by recognized overnight courier service shall be effective on the business day following dispatch; and notices sent by certified mail shall be effective on the third business day following dispatch. The parties hereto may, by a notice given hereunder, designate any further or different addresses to which any subsequent notice or communication hereunder shall be sent.

Section 8.15. Severability. If any provision hereof or of the Loan Documents is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other

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provisions of the Loan Documents, all of which shall be liberally construed in favor of the Department in order to effect the provisions of this Agreement. Notwithstanding anything to the contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by the Borrower to the Department include interest in excess of such a maximum amount, the Department shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower or the Borrower, as appropriate; provided that, to the extent permitted by applicable law, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under the Loan Documents exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated to be “interest”) shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

Section 8.16. Consent to Jurisdiction. The Borrower hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Loan Documents may be brought in any federal or state court located in or whose district includes Harrisburg, Pennsylvania or the county wherein the Project is located and consents to the jurisdiction of such court in any such suit, action or proceeding, and (b) waives any objection it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrower at its address provided under or pursuant to Section 8.14. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this section shall be by certified or registered mail, return receipt requested. Nothing in this section shall affect the right of the Department to serve legal process in any other manner permitted by law or affect the right of the Department to bring any suit, action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

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Section 8.17. Defined Terms. In each of the Loan Documents, unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (ii) the words, “hereof”, “herein”, “hereto”, “hereby” and “hereunder” refer to the particular Loan Document in which they occur in such document’s entirety, (iii) the term, the “Loan Documents”, and the words, “thereof”, “therein”, “thereto”, “thereby” and “thereunder” refer to all the Loan Documents, taken together as a whole, (iv) all references to particular Articles, Sections or Paragraphs are references to the particular Article, Section or Paragraph of the particular Loan Document in which such references occur, and (v) the Borrower shall be referred to as Contractor in the Exhibits hereto.

Section 8.18. Incorporation by Reference. All exhibits to this Agreement and the terms of all Loan Documents shall be incorporated herein by reference as though expressly set forth herein. The Borrower agrees to be bound as the “Contractor” under the provisions of the exhibits to this Agreement.

Section 8.19. Descriptive Headings. Descriptive headings of the several Articles and Sections of each of the Loan Documents are intended for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 8.20. Further Assurances. The Borrower from time to time, shall execute such further instruments as the Department may reasonably request to further confirm and assure the interests and rights created or intended to be created in favor of the Department hereunder or under the Loan Documents.

Section 8.21. Complete Agreement. The Loan Documents constitute the entire agreement between the Department and the Borrower with respect to the Project and the Loan. The Loan Documents supersede and replace all prior agreements related to the subject matter thereof including, without limitation, the Commitment, except to the extent such prior agreements are expressly incorporated by reference or otherwise referred to. This Agreement may be modified or amended only by a written instrument duly executed by the Department and the Borrower. Each of the remaining Loan Documents may be modified only by a written instrument duly executed by the Department and the remaining parties to the particular Loan Document.

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WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMMONWEALTH OF PENNSYLVANIA, acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT

Deputy Secretary

ATTEST:	TENGION, INC.

	By:	/s/ Gary Sender
Title: Chief Financial Officer

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EXHIBIT “A”

COLLATERAL

The “Collateral” – the machinery, equipment and other tangible personal property listed below, and all parts, replacements and/or substitutions, additions and accessions, equipment, tools and operating manuals thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

Type of Equipment	Vendor/Manufacturer	Model No./Serial No.

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EXHIBIT “B”

NONDISCRIMINATION CLAUSE

During the term of this contract, the Contractor agree as follows:

l. The Contractor shall not discriminate against any employe, applicant for employment, independent contractor or any other person because of race, color, religious creed, ancestry, national origin, age or sex. The Contractor shall take affirmative action to insure that applicants are employed, and that employes or agents are treated during employment, without regard to their race, color, religious creed, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. The Contractor shall post in conspicuous places, available to employes, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

2. The Contractor shall in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, ancestry, national origin, age, or sex.

3. The Contractor shall send each labor union or workers’ representative with which they have a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers’ representative of their commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by the Contractor.

4. It shall be no defense to a finding of noncompliance with this nondiscrimination clause that the Contractor had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the Contractor was not on notice of the third party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

5. Where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that the Contractor will be unable to meet its obligations under this nondiscrimination clause, the Contractor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

6. The Contractor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of the Contractor’s noncompliance with the nondiscrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and the Contractor may be declared temporarily ineligible for further Commonwealth contracts, and other sanctions may be imposed and remedies invoked.

7. The Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency and the Office of Administration, Bureau of Affirmative Action, for purposes of investigation to ascertain compliance with the provisions of this clause. If the Contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency or the Bureau of Affirmative Action.

8. The Contractor shall actively recruit minority subcontractors or subcontractors with substantial minority representation among its employees.

9. The Contractor shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each subcontractor.

10. The Contractor obligations under this clause are limited to the Contractor’s facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

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EXHIBIT “C”

CONTRACTOR RESPONSIBILITY PROVISIONS

1. The Contractor certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government, and if the Contractor cannot so certify, then it agrees to submit along with the bid/proposal a written explanation of why such certification cannot be made.

2. If the Contractor enters into any subcontracts or employs under this contract any subcontractors/individuals who are currently suspended or debarred by the Commonwealth or the federal government or who become suspended or debarred by the Commonwealth or federal government during the term of this contract or any extensions or renewals thereof, the Commonwealth shall have the right to require the Contractor to terminate such subcontracts or employment.

3. The Contractor agrees to reimburse the Commonwealth for the reasonable costs of investigation incurred by the Office of Inspector General for investigations of the Contractor’s compliance with terms of this or any other agreement between the Contractor and the Commonwealth which result in the suspension or debarment of the Contractor. Such costs shall include, but not be limited to, salaries of investigators, including overtime; travel and lodging expenses; and expert witness and documentary fees. The Contractor shall not be responsible for investigative costs for investigations which do not result in the Contractor’s suspension or debarment.

4. The Contractor may obtain the current list of suspended and debarred contractors by contacting the:

Department of General Services

Office of Chief Counsel

603 North Office Building

Harrisburg, PA 17125

Telephone No. (717) 783-6472

Fax No. (717) 787-9138

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EXHIBIT “D”

CONTRACTOR INTEGRITY PROVISIONS

1. Definitions.

a. Confidential information means information that is not public knowledge, or available to the public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this Agreement.

c. Commonwealth means the Commonwealth of Pennsylvania Acting by and Through its Department of Community and Economic Development and any agencies and instrumentalities of the Commonwealth of Pennsylvania for which the Department of Community and Economic Development provides staff services (including without limitation the Pennsylvania Industrial Development Authority, Pennsylvania Economic Development Financing Authority, Pennsylvania Energy Development Authority, and Pennsylvania Minority Business Development Authority).

d. Contractor means the individual or entity that has entered into an agreement with the Commonwealth, assumed the obligations of another to repay moneys to the Commonwealth, or is the intended beneficiary of, and has knowingly received benefits under, an agreement between the Commonwealth and a financial intermediary or educational institution, including directors, officers, partners, managers, key employees, and owners of more than a 5% interest.

e. Financial Interest means:

(1) ownership of more than a 5% interest in any business; or

(2) holding a position as an officer, director, trustee, partner, employee, or the like, or holding any position of management.

f. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

2. The Contractor shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

3. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

4. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.

5. Except with the consent of the Commonwealth, the Contractor shall not have a financial interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

6. The Contractor, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

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7. The Contractor, by execution of this Agreement and by the submission of any bills or invoices for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

8. The Contractor, upon the inquiry or request of the Inspector General of the Commonwealth or any of that official’s agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any information of any type or form relevant to the Contractor’s compliance with this Agreement (including without limitation these provisions relating to Contractor integrity). Such information shall be retained by the Contractor for a period of three years beyond the termination of the contract unless provided by law.

9. For violation of any of the above provisions, the Commonwealth may declare an event of default hereunder, subject to applicable notice and cure provisions, and debar and suspend the Contractor from doing business with the Commonwealth, including without limitation participation in its financial assistance programs. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.

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EXHIBIT “E”

AMERICANS WITH DISABILITIES ACT PROVISIONS

During the term of this contract, the Contractor agrees as follows:

1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act, 28 C.F.R. § 35.101 et seq., the Contractor understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the Contractor agrees to comply with the “General Prohibitions Against Discrimination,” 28 C.F.R. § 35.130, and all other regulations promulgated under Title II of The Americans With Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

2. The Contractor shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the Contractor’s failure to comply with the provisions of paragraph 1 above.

3. “Contractor” means the individual or entity that has entered into this Agreement with the Commonwealth.

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EXHIBIT “F”

CRITERIA FOR FAILURE TO MEET JOB PROJECTIONS

Criteria for Penalty Waiver:

The following four criteria will be evaluated to determine if a valid explanation exists for failing to meet employment projections. If the Department determines that a company has provided adequate justification that one of the factors below led to its failure to meet projections, no penalty will be imposed. The criteria are: (1) Natural Disaster, (2) Industry Trend, (3) Labor Force and (4) Loss of Major Supplier.

Detailed Explanation of Above Criteria

If a company fails to meet its projections because of any of the following four reasons, no penalty will be levied:

(1) Natural Disaster. A company will not be held responsible for failing to attain employment projections if a natural disaster such as a fire, flood or tornado strikes the business.

(2) Industry Trend. If a company can demonstrate to the satisfaction of the Department that the industry in which the company does a majority of its business suffered a sales or revenue decline of at least 10%, the company will not be held responsible for failing to attain employment projections. The following points will be considered:

(i) Burden of proof resides with the company. The company must provide documentation from industry sources or other verifiable documentation to prove the overall industry sales or revenue decline. Statistical comparisons must be for a period of no less than one year and must be from within the project term.

(ii) The company must also provide a narrative explaining the business in which it operates, and how the industry downturn impacted its business operations.

(iii) If the company does business in more than one industry, the company must provide evidence that it’s overall business was dramatically impacted by the failure of its business within the declining industry.

(3) Labor Force If a company can demonstrate to the satisfaction of the department that there was a lack of an available labor pool, the company will not be held responsible for failure to attain employment projections. This demonstration must take the following into consideration:

(i) The unemployment rate of the county in which the project is located does not in itself signify the absence of available labor, particularly for low skilled jobs; however, if the company requires skilled workers, or those with scarce skills, this factor could constitute sufficient demonstration.

(ii) A company will not be deemed to have experienced lack of an available labor pool if the wages offered by the company are below average. In this instance, the burden of proof shall be on the company to demonstrate that it pays employees the average wage based on the industry-wide average for a particular region. Staff research utilizing average wage data supplied by the Department of Labor and Industry will be used to determine the validity of this explanation.

(4) Loss of a Major Supplier If the failure of a company to attain employment projections is the result of a loss of a major supplier, the company will not be held responsible for failing to attain employment projections.

(i) Burden of proof resides with the company. The company must provide financial/accounting proof that the supplier accounted for at least 25% of its business.

(ii) The company must also provide a narrative outlining its dependence on this supplier, and any attempts that were made to secure a new supplier.

90% Guideline:

If a company fails to create the full job requirement, but achieves at least 90% of the job creation requirement, the Department will take into consideration other criteria including the quality of the jobs created, the economic condition of the area, the strategic importance of the industry to the Commonwealth and other pertinent criteria, as determined by the Department.

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